                                                                  EXHIBIT 11(a)

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                            December 31, 1996                December 31, 1995
                                       -------------------------------  ------------------------------
                                          Days        Weighted Avg.        Days       Weighted Avg.
                             Shares    Outstanding  Shares Outstanding  Outstanding Shares Outstanding
                             ------    -----------  ------------------  ----------- ------------------
Shares to founders          1,800,000      365          1,800,000            4       1,800,000

Shares issued in April
 1996 private placement       450,000      242            298,356            -             -

Cheap stock consideration
 for shares issued in April
 1996 private placement       325,000      123            109,521            4         325,000

Shares issued in connection
 with Bridge Financing        135,000      150             55,479            -             -

Cheap stock consideration for
 shares issued in connection
 with Bridge Financing         54,000      215             31,808            4          54,000

Cheap stock consideration for
 stock options and warrants
 issued during 1996           143,531      365            143,531            4         143,531
                                                      -----------                    ---------

      Weighted average
      shares outstanding                                2,438,695                    2,322,531

      Net loss for period                             $(1,198,608)                     $(1,000)
                                                      -----------                    ---------

      Net loss per common share                       $     (0.49)                        -
                                                      ===========                    =========


                                      E-26